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                                                                  EXHIBIT (e)(2)
                                     FORM OF
                         SELLING/SERVICES AGREEMENT FOR
                                 ABN AMRO FUNDS



TO:      ABN AMRO DISTRIBUTION SERVICES (USA), INC.
         3200 Horizon Drive
         King of Prussia, PA 19406

FROM:
         ---------------------------
         Name of Firm

         ---------------------------
         Address of Principal Office

         ---------------------------
         City, State, Zip Code

Ladies and Gentlemen:

For the mutual promises contained herein and other good and valuable consideration, we enter into this Agreement with you for the provision of certain services outlined below to our Customers ("Customers") who from time to time may beneficially own shares (the "Shares") of ABN AMRO Funds (the "Fund") of which you are the Distributor and whose Shares are offered at the net asset value next determined after a purchase order is effective (the "Current Offering Price"). Upon acceptance of this Agreement by you, we understand that we may offer and sell Shares of the Fund and/or provide administrative services to the Fund (including Shares of any and all series or portfolios thereof (individually, a "Portfolio" and collectively, the "Portfolios") and any classes thereof) subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend or terminate the sale of Shares. The terms and conditions of this Services Agreement are as follows.

1. We understand that we will be compensated by you as set forth in the applicable current Prospectus for each Portfolio for services that we provide pursuant to this Agreement and as stated in Schedule A to this Agreement. The term "Prospectus" herein refers to the prospectus on file with the Securities and Exchange Commission (the "SEC") which is part of the registration statement of the Fund under the Securities Act of l933, as amended. We acknowledge that any compensation paid to us is subject to the terms of the Amended and Restated Distribution and Services Plan under Rule 12b-1 adopted by the Portfolios (the "Plan"), Rule 12b-1 promulgated pursuant to the Investment Company Act of 1940, as amended, and all rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

2.   We will provide one or more of the following services to Customers:

     (a) activities or expenses primarily intended to result in the sale of Shares, including, but not limited to: (i) distribution of the Shares;
          (ii) aiding in the processing of purchase or redemption requests for the Shares or the processing of dividend payments with respect to the Shares; (iii) providing information periodically to Customers showing their positions in the Fund; (iv) forwarding communications from the Fund to Customers; (v) rendering ongoing advice concerning the suitability of particular investment opportunities offered by the Fund in light of the Customer's needs; (vi) responding to inquiries from Customers relating to such services; and (vii) training personnel in the provision of such services; and

     (b) administrative services to the Shares, which may include (and are in addition to any such general services provided to a Portfolio as a whole): (i) transfer agent and sub-transfer agent services for Customers; (ii) aggregating and processing purchase and redemption requests for Shares from Customers and placing net purchase and redemption orders with the Distributor; (iii) providing Customers who are not record owners with statements showing their positions in the Fund; (iv) processing dividend payments for Shares; (v) providing sub-accounting services for Customers; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating Prospectuses to Customers who are not record owners; and (vii) receiving, tabulating and transmitting proxies executed by Customers who are not record owners; and



              We will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in our business, or any personnel employed by
     us) as may be reasonably necessary or beneficial in order to provide such services to Customers. The Customers in question are for all purposes our Customers and not your Customers. You shall execute our transactions for each of our Customers only upon our authorization; it being understood in all cases that (i) we are acting as the agent for the Customer; (ii) as between us and the Customer, the Customer will have beneficial ownership of the securities; (iii) each transaction is initiated solely upon the order of the Customer; (iv) each transaction shall be executed by the Fund only upon receipt of instructions from us acting as agent for our Customer, and (v) each transaction is for the account of the Customer and not for our account. We represent and warrant that we will have the full right, power and authority to effect transactions (including without limitation, placing any purchase and redemptions) in Shares on behalf of all Customer accounts provided by us to you or to any transfer agent of the Fund as such term is defined in the Prospectus of the Fund (the "Transfer Agent"). We shall be responsible for opening and approving and monitoring Customer accounts, all in accordance with applicable law, including the rules of the SEC and NASD.

              Orders for Shares received from us will be accepted by you only at the price and other terms, applicable to each order as described in the then current prospectus of the Fund or the Portfolio.

              We will act solely as an agent for, upon the order of, and for the account of, our Customers. In no transaction shall we have any authority to act as agent for the Fund or for you.


3. For the services rendered and expenses borne in connection with the provision of the foregoing services you agree to pay us an annual fee of up to 0.25% of the Fund's average daily net assets attributable to the Shares of our Customers with respect to the distribution services provided pursuant to Section 2(a) or administrative services provided pursuant to Section 2(b). We acknowledge that any compensation paid to us is subject to the terms of the Plan.

4. We understand that the Shares will be offered and sold at the then Current Offering Price per Share in effect at the time the order for such Shares is confirmed and accepted by you or your agent. All orders for redemption of any Shares shall be executed at the net asset value per Share. The minimum dollar purchase of Shares shall be the applicable minimum amount described in the then current applicable Prospectus and no order for less than such amount will be accepted hereunder. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion, and, if accepted, each purchase will be deemed to have been consummated at your office. The procedures for handling orders shall be subject to the instructions which you shall forward to us from time to time. The Fund reserves the right, at its discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of Shares of any or all Portfolios of the Fund.

5. Neither we nor any of our officers, employees or agents are authorized to make any representations concerning the Fund or the Shares except those contained in the Fund's then current Prospectus or statement of additional information, copies of which will be supplied by you, or in such supplemental sales literature or advertising as may be authorized by you in writing.

6. We will maintain all records required by law to be kept by us relating to transactions in Shares and, upon request by the Fund, promptly make available such records and other records to the Fund, its designee or you as the Fund or you may reasonably request.

7. Exchanges (i.e., the investment of the proceeds from the liquidation of Shares of one Portfolio in the Shares of another Portfolio or shares of another registered open-end investment fund specified in the Prospectus) shall, where available, be made in accordance with the terms of each Portfolio's Prospectus.

8. The procedures relating to purchase, redemption or exchange orders and the handling thereof will be subject to the terms of the Prospectus of the Portfolio involved and instructions received by us from you or the Transfer Agent from time to time. We understand and agree that, if any Shares of the Portfolios sold under this Agreement are redeemed or repurchased by the Portfolios or by you as disclosed agent for the Portfolios or are tendered for redemption within seven business days after the date of confirmation of the initial purchase of such Shares, we shall forfeit and repay to you any portion of a sales charge reallowed by you to us with respect to such Shares. We will not present any conditional purchase orders, and we understand that no conditional orders will be accepted by the Fund or its agents. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers. Further, we shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares by us for our own bona fide investment.

9. Payment for purchases of Shares made by wire order from us shall be made directly to the bank as noted in the Prospectus, as agent for the Transfer Agent, in an amount equal to the Current Offering Price per Share being purchased without deduction for any compensation to be paid to us. If such payment is not received at the customary or required time for settlement of the transaction, we understand that you reserve the right, without notice, forthwith, to cancel the sale, in which case we may be held responsible for any loss, including loss of profit, suffered by the Fund or you resulting from our failure to make the aforesaid payment.

10. On the settlement date of each transaction, we on behalf of our customers will remit the full purchase price, and our customer will be credited with an investment in the Shares of the Fund equal to such purchase price.


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11.  We acknowledge that you are required under the Plan to provide to the Board of Trustees of the Fund, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. We agree to furnish you and the Fund with such information as may reasonably be requested (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with you in connection with preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

12. We represent, warrant and agree that: (i) the compensation payable to us hereunder, together with any other compensation payable to us by Customers in connection with the investment of their assets in Shares will be disclosed by us to our Customers, will be authorized by our Customers and will not result in an excessive or unreasonable fee to us; and (ii) in the event an issue pertaining to this Agreement or the Plan is submitted for shareholder approval, we will vote any Shares held for our own account in the same proportion as the vote of the Shares held for our Customers' accounts.

     If we are providing distribution services as described in Section 2(a) hereof, we certify (a) that we are a member of the NASD and agree to maintain membership in the NASD or (b) in the alternative, that we are a foreign dealer not eligible for membership in the NASD. In either case, we agree to abide by all the rules and regulations of the SEC and the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale Shares in any state or jurisdiction where they have not been qualified for sale. You will make available to us a current list of the jurisdictions in which the Shares are qualified for sale, but you shall have no obligation or responsibility to make Shares available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the NASD.

13. We will offer and sell the Shares only in accordance with the terms and conditions of the current Prospectus and Statement of Additional Information ("SAI") and we will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by you. In connection with the offers to sell and sales of Shares, we agree to deliver or cause to be delivered to each person to whom such offer or sale is made, at or prior to the time of completion of such sale, a copy of the Prospectus and, upon request, SAI of the Portfolio involved. You will furnish us without charge reasonable quantities of Prospectuses and SAIs, with any supplements currently in effect, and copies of current shareholder reports of the Fund, and sales materials issued from time to time. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each of the customers who purchase Shares through us copies of all annual and interim reports and any other information and materials relating to the Fund and prepared by or on behalf of you, the Fund or its investment adviser, custodian transfer agent or dividend disbursing agent for distribution to such customer. We may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to you or the Fund (except material which you have furnished to us) without your prior written approval. We agree to be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with us, in order that the shares will be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations. We further agree to obtain from each customer to whom we sell Shares any taxpayer identification number certification required by Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder.

14. We hereby represent and warrant that: (a) we are a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

15. We agree that you, your directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the performance of your obligations and duties under this Agreement, except a loss resulting from your willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by your reckless disregard thereof.

     Neither party may assert any cause of action against the other party under this Agreement that accrued more than two years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

     Each party shall have the duty to mitigate damages for which the other party may become responsible.

     Notwithstanding anything in this Agreement to the contrary, in no event shall you, your affiliates or any of your or their directors, officers, employees agents or subcontractors be liable to us under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity has been advised of the possibility of such damages.


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16.  We agree to indemnify you and hold you, your affiliates and the Fund and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an "Indemnified Party") harmless from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney's fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with this Agreement (a "Claim") unless such Claim resulted from a negligent act or omission to act or bad faith by you in the performance of your duties hereunder. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

17. Your obligations to us under this Agreement are subject to all applicable provisions of any Distribution Agreement entered into between you and the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as agent for the customer, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith.

18. We may terminate this Agreement by notice in writing to you, which termination shall become effective sixty (60) days after the date of mailing such notice to you. We agree that you have and reserve the right, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. This Agreement may be terminated with respect to a Fund or a class of Shares thereof at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees (as defined in the Plan), or by vote of a majority of the class of Shares of such Fund for which services are provided hereunder, on not more than 60 days' written notice. This Agreement shall terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act of 1940, as amended). Without limiting the foregoing, any provision hereof to the contrary notwithstanding, if we are providing distribution services as described in Section 2(a) hereof, our expulsion from the NASD will automatically terminate this Agreement without notice and our suspension from the NASD or our violation of applicable state or Federal laws or rules and regulations of an authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of your right to enforce said provision thereafter. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

19. Notwithstanding anything in this Agreement to the contrary, we agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed hereunder is for the specific purpose of permitting us to perform the services set forth in this Agreement. We agree that, with respect to such information, we will comply with Regulation S-P and the Act and that we will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

     20. This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Pennsylvania. This Agreement is not assignable or transferable, except that your firm may assign or transfer this Agreement to any successor firm or corporation which becomes the Distributor of the Fund.

Accepted and Agreed to:


Name of Firm:__________________________________________________________

Address:______________________________________________________________________

City__________________________  State____________  Zip___________ Telephone Number_______________________

Printed Name of Authorized Officer____________________________   Title______________________

Authorized Officer Signature______________________________________ Date:___________


SEC Broker Dealer Res. #. __________
NASD Firm CRD          #  __________
Tax ID                 #  __________

Accepted:



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ABN AMRO DISTRIBUTION SERVICES (USA), INC.



[SIGNATURE LINES OMITTED]



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                                    FORM OF
                                   SCHEDULE A



Compensation:

        Maximum allowable payout:                             .25% annually of the Fund's average daily net assets
                                                              maintained and serviced by us in Class N and/or Class S


Payout Parameters:

         All payments are made quarterly for purchases settling prior to the last business day of the month.

         Minimum check to be paid to a servicing agent is $10.00

                                     Form of
                       ABN AMRO FUNDS DEALER PROFILE SHEET


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1          Has signed dealer agreement been sent to distributor?  Yes        or No         Date sent:
                                                                      -----         -----
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2          Dealer name:
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3          Dealer address:


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4          Dealer contact:
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5          Dealer phone number & fax number:
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                                            QUESTIONS PRECEDED BY ** RELATE TO FUND\SERV
                                    IF NOT A FUND\SERV PARTICIPANT, PLEASE SKIP TO QUESTION #10
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**6        Is the dealer using Fund\Serv?   Yes           or   No
                                                -------
           If yes, what is their NSCC Number?

           What is their alpha indicator?
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**7        Is the dealer using networking?     Yes            or   No
                                                   --------
           If yes, when would they like to receive position files?  Choices are:
                  1st & 3rd Friday         2nd & 4th Friday         1st & 3rd Thursday         2nd & 4th Thursday
            -----                    -----                    -----                      -----
           PLEASE NOTE:      Any additional position files are on an as requested basis. Please contact Broker Services at the
                             800 number listed below.
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**8        If using networking, indicate network level:
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**9        If another dealer is clearing for them, what is the other dealer's name:


           Address:





           NSCC number:
           Alpha indicator:
           Network level:
           Contact name:
           Contact phone:
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10         What is the address of the main office for mailing purposes of commission checks? (MAIN OFFICE ONLY)
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11         Will statements go to main office or branch?                                    Main Office               Branch
                                                                                                        -------
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                                          PLEASE ATTACH A COMPLETE BRANCH AND REP LISTING
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12         Omnibus account?           Yes             or   No
                                           --------
           If yes, how will you notify the transfer agent of the proper Blue Sky state information for the subaccounts? (I.E. a monthly report will be sent or trades will be placed with state information provided)___________________________
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                                              COMPLETED FACT SHEET TO BE FORWARDED TO:
                                             ABN AMRO DISTRUBUTION SERVICES (USA), INC.
                                                      ATTN: JENNIFER RINNANDER
                                                         3200 HORIZON DRIVE
                                                     KING OF PRUSSIA, PA 19406
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                         ANY QUESTIONS REGARDING THE COMPLETION OF THIS FORM, PLEASE CALL 1-800-635-1404.
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